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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 12, 1999


                            ROMAC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

     Florida                         0-26058                      59-3264661
(State or other             (Commission File Number)            (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

          120 West Hyde Park Place, Suite 150, Tampa, Florida   33606
                (Address of principal executive offices)      (Zip Code)

       Registrant's telephone number, including area code: (813) 251-1700

                                       N/A
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER

         On November 12, 1999, the Board of Directors of Romac International, Inc. (the "Company") adopted a resolution recommending to the Company's shareholders that the Company's name be changed to kforce.com, inc. This name change requires an amendment to the Company's articles of incorporation, which is expected to be considered at the next annual shareholder meeting (tentatively scheduled for April or May, 2000). The Company intends to use the fictitious name "kforce.com", in those jurisdictions where use of such name is permissible, prior to the annual Shareholders Proxy.

         Certain of the above statements contained in this current report, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in market demand; changes in service mix; ability of the Company to complete acquisitions; and the risk factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. The words "believe," "estimate," "expect," "intend," "plan," "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.









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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ROMAC INTERNATIONAL, INC.
                                       (Registrant)


                                       By: /s/ David L. Dunkel
                                           ------------------------------------
                                           David L. Dunkel
                                           Chairman and Chief Executive Officer

Date:  November 19, 1999





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